Exhibit 32.1
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of B & D Food Corp. (the "Company") on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel Ollech, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:    August 22, 2005              By: /s/ Daniel Ollech
                                           -------------------------------------
                                           Daniel Ollech
                                           President,  Chief Executive  Officer,
                                           Chief  Financial  Officer,  Treasurer
                                           and Secretary